Exhibit 99.4

ASBURY AUTOMOTIVE GROUP ANNOUNCES PRIVATE OFFERING OF SENIOR NOTES DUE 2028 AND SENIOR NOTES DUE 2030

Duluth, Georgia – February 3, 2020. Asbury Automotive Group, Inc. (NYSE: ABG) announced today that it intends to offer up to $1,125,000,000 aggregate principal amount of senior notes, which will consist of senior notes due 2028 (the “2028 Notes”) and senior notes due 2030 (the “2030 Notes” and together with the 2028 Notes, the “Notes”), subject to market conditions. The offering will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Notes are being offered, together with additional borrowings and cash on hand, to (i) fund, if consummated, the acquisition of substantially all of the assets of the businesses of the Park Place Dealership family of entities pursuant to that certain Asset Purchase Agreement, dated as of December 11, 2019, among the Company, Park Place and the other parties thereto (the “Asset Purchase Agreement”), and related agreements and transactions (collectively, the “Acquisition”), (ii) redeem all of our outstanding $600,000,000 aggregate principal amount of 6.0% Senior Subordinated Notes due 2024 (the “Existing Notes”) and (iii) pay fees and expenses in connection with the foregoing.

If (i) the consummation of the Acquisition has not occurred on or before April 30, 2020 (the “End Date”) or (ii) we notify the trustee for the Notes of our abandonment or termination of the Asset Purchase Agreement or our determination that the consummation of the Acquisition will not occur on or before the End Date, then we will be required to redeem $525.0 million (the “Mandatory Redemption Amount”) aggregate principal amount of the 2028 Notes and the 2030 Notes on a pro rata basis in proportion to the aggregate principal amount of each series of Notes at a redemption price equal to 100% of the Mandatory Redemption Amount, plus accrued and unpaid interest to, but excluding, the redemption date.

The Notes of each series will be guaranteed, jointly and severally, by each existing and future restricted subsidiary of Asbury that guarantees Asbury’s existing senior credit facility.

On February 3, 2020, we issued a conditional notice of redemption to the holders of our Existing Notes, notifying such holders that we intend to redeem all of the Existing Notes on March 4, 2020. The redemption of the Existing Notes is conditioned upon the consummation of this offering. If redeemed, the Existing Notes will be redeemed at 103% of par, plus accrued and unpaid interest to, but excluding, the date of redemption.

The Notes of each series and related guarantees will be offered only to qualified institutional buyers under Rule 144A of the Securities Act, and to non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. The Notes of each series have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes of any series in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Act.

Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. These “forward-looking statements” are not statements of historical facts, and may include, among other things, statements relating to our goals, plans and projections regarding industry and general economic trends, our expected financial position, the expected terms or timeline of the currently contemplated Acquisition and the offering of the 2028 Notes and the 2030 Notes, the anticipated use of proceeds from the offering of the 2028 Notes and the 2030 Notes, the anticipated cost savings, synergies, revenue enhancement strategies and other benefits from the Acquisition, results of operations or market position and our business strategy. Such statements can generally be identified by words such as “may,” “target,” “could,” “would,” “will,” “should,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee” and other similar words or phrases. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. All information set forth in this release is as of the date hereof. We do not intend, and undertake no duty, to update this information to reflect future events or circumstances. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2018 and Exhibit 99.1 to the Current Report on Form 8-K, dated February 3, 2020, both of which are on file with the U.S. Securities and Exchange Commission (the “SEC”), and may be contained in reports subsequently filed with the SEC and available at the SEC’s website at www.sec.gov.

CONTACT: Investors & Reporters May Contact: Matt Pettoni, VP of Finance & Treasurer, (770) 418-8219, ir@asburyauto.com

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